                                                                   Exhibit 10.78


                           STOCK EXCHANGE AGREEMENT

                                BY AND BETWEEN

                           TOLLWAY PROPERTIES, INC.

                                      AND

                             POLYPHASE CORPORATION


                          Dated as of _______________


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

                           STOCK EXCHANGE AGREEMENT


     THIS STOCK EXCHANGE AGREEMENT, effective as of November 1, 1997, (the "Agreement"), is entered into by and between Polyphase Corporation, a Pennsylvania corporation, ("Polyphase") (the "Shareholder") and Tollway Properties, Inc., a Nevada Corporation ("Tollway").

                                   RECITALS:

     A. The Shareholder owns one hundred percent (100%) of the common stock, par value $.01 per share (the "Common Stock"), of Dallas Parkway Properties, Incorporated (the "Company").

     B. All of the issued and outstanding shares of the common stock of the Company owned by the Shareholder are referred to collectively as the "Shares."

     C. Subject to the terms and conditions contained in this Agreement, Tollway desires to acquire from the Shareholder and the Shareholder desires to sell to Tollway, all of the Shares.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                               SALE AND TRANSFER


     1.1 The Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Shareholder agrees to sell, assign, transfer and deliver to Tollway, and Tollway agrees to purchase and accept from the Shareholder, free and clear of all liens, liabilities, claims, encumbrances, mortgages and security interests, all of the Shares in exchange for the consideration hereinafter expressed.


                                  ARTICLE II
                                 CONSIDERATION


     2.1. Consideration. The consideration payable to the Shareholder for the Shares shall be the issuance by Tollway of two (2) shares of its Voting Common Stock (the "Tollway Shares") having the rights, privileges and limitations as set forth in Exhibit A and incorporated herein by
             ---------

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reference (the "Purchase Price" or "Consideration"). Upon the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), Tollway agrees to issue to Shareholder the Tollway Shares.


                                  ARTICLE III
                                  THE CLOSING


     3.1. Time and Place of Closing. Subject to satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed) on the Closing Date of the closing conditions described in Article VII, and the provisions of Article IX hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Polyphase, or at such other place as the parties shall mutually agree, at 10:00 a.m., local time, on _________________, or at such other time and date as shall otherwise be mutually agreed upon by the Shareholder and Tollway (the "Closing Date").

     3.2. Deliveries by the Shareholder. At the Closing, the Shareholder will deliver to Tollway the following:

     (a) Stock certificates evidencing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank and in proper form for transfer.

     (b) All other documents, certificates, instruments and writings expressly required hereunder to be delivered by the Shareholder at or prior to the Closing.

     3.3. Deliveries by Tollway. At the Closing, Tollway will deliver to the Shareholder the following:

     (a) Stock certificates in the name of Shareholder evidencing the Tollway Shares.

     (b) The certificates and other documents contemplated by Section 7.2 hereof.

     (c) All other documents, certificates, instruments and writings expressly required hereunder to be delivered by Tollway at or prior to the Closing.


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDER


     The Shareholder represents and warrants to Tollway as follows:

     4.1. Organization; Qualification. The Company is duly formed under the laws of the State

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of Texas, with requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as disclosed in Schedule 4.1 hereto, the Company is registered or qualified to do business as a foreign corporation in those jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such registration or qualifications necessary, except in those jurisdictions where the failure to be so registered or qualified would not have a material adverse effect on the business, operations or financial condition of the Company, taken as a whole (for purposes of this Agreement, such material adverse effect on the business, operations or financial condition of the Company, taken as a whole, is referred to as a "Material Adverse Effect"). The jurisdiction in which the Company is formed and where the Company is qualified to do business are set forth in Schedule 4.1. The Company has no subsidiaries.

     4.2 Ownership of Shares. As of the date hereof, the Shareholder is the owner of the Shares, has good and marketable title thereto and the absolute right to sell, assign and transfer the same to Tollway free and clear of all security interests, liens, pledges, encumbrances, adverse claims and demands of every kind or character. Upon transfer of the Shares to Tollway as contemplated hereunder, Tollway will receive the entire legal and beneficial interest in the Shares, free and clear of all security interests, liens, pledges, encumbrances, adverse claims and demands of every kind or character and subject to no legal or equitable restrictions of any kind, except restrictions or requirements generally imposed by applicable securities law.

     4.3. Authority Relative to this Agreement. The Shareholder has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the application of general principles of equity (the foregoing exceptions collectively referred to herein as the "Enforcement Exceptions").

     4.4. Capital Stock. The entire authorized capital stock of the Company consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are validity issued and outstanding and are fully paid and nonassessable and all of which are owned by the Shareholder.

     With respect to the Company, other than as set forth on Schedule 4.4 attached hereto, there are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, warrants, calls, preemptive rights, or other agreements or commitments obligating the Company, to issue any additional shares of capital stock of any class, (iii) options or rights with respect to any of the foregoing, or (iv) outstanding securities convertible or exchangeable into any shares of stock of any class of any of the foregoing. There are no articles or certificates (including options, warrants, or convertible securities) that relate to the voting of, restrict the Company to register the sale of any securities under applicable securities laws, or creates rights in any person with

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respect to, any of the Shares or any shares of capital stock or other securities of the Company.

     4.5 Consent and Approvals; No Violation.

     (a) Except as set forth in Schedule 4.5 hereto, there is no requirement applicable to the Shareholder to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or other third party as a condition to the lawful consummation by the Shareholder of the sale of the Shares pursuant to this Agreement, other than such filings, permits, authorizations, consents or approvals that, if not obtained, would not in the aggregate have a Material Adverse Effect.

     (b) The execution, delivery and performance of this Agreement by the Shareholder will not (assuming receipt of any consents set forth in Schedule 4.5 hereto) (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, franchise, concession, license, permit or lease to which the Shareholder is a party or by which any of his respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained an, except as disclosed in Schedule 4.5, or (ii) violate any order, writ, injunction or decree applicable to the Shareholder, or any of their respective assets, excluding from the foregoing clause (ii) such defaults, rights and violations that, singly or in the aggregate, would not have a Material Adverse Effect.

     (c) The consents listed in Schedule 4.5 hereto shall constitute material consents (the "Material Consents").

     4.6.  Absence of Certain Changes or Events.  Except as set forth in
Schedule 4.7 hereto, since October 31, 1997, the Company has not:

     (a) mortgaged or pledged any of its material assets, tangible or intangible, or subjected them to any lien, charge or any other encumbrance, except liens for current property taxes not yet due and payable;

     (b) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business and, unless such assets were obsolete or unnecessary, where the proceeds of such sale, assignment or transfer were used to acquire assets of like use and value, or canceled any debts or claims;

     (c)  waived any substantial rights, not in the ordinary course of business;

     (d) made any changes in employee compensation except in the ordinary course of business; or

     (e)  guaranteed the indebtedness or obligations of any other party.

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     4.7.  Certain and Arrangements.

     (a) All contracts, agreements, options, leases (whether of realty or personalty) or commitments of the Company that are directly and principally related to the conduct of the business and operations of the Company existing as of the date hereof (collectively, the "Contracts") are either (i) listed in
Schedule 4.7(a) hereto, or (ii) Contracts that were entered into in the ordinary course of business and do not involve monetary obligations in the aggregate in excess of $5,000 per annum. Prior to the date hereof, the Company has provided or made available to Tollway true, correct and complete copies of the Contracts.

     (b) The Contracts listed in Schedule 4.7(a) hereto shall constitute the Company's material Contracts (the "Material Contracts").

     (c) Except as set forth in Schedule 4.7 (b) hereto, such Contracts are in full force and effect and there is not, under any of the Contracts designated in
Schedule 4.7 (a) hereto, any existing default, event of default or other event that, with or without notice or lapse of time or both, would constitute a default of event of default on the part of the Company or any other party thereto and which would have a Material adverse Effect, taking into account also the consummation of the transactions contemplated by this Agreement.

     4.8. Litigation. Except as set forth in Schedule 4.8 hereto, as of the date hereof, to the Shareholder's knowledge, there is no legal proceeding or arbitration, nor any order, decree or judgment pending, nor any administrative or other proceeding or governmental investigation threatened, against the Company that will have a Material Adverse Effect.

     4.9.  Employee Benefit Plans; ERISA.

     (a) Schedule 4.9 hereto lists all material employee pension and welfare plans or arrangements, within the meaning of Sections 3(1) and 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, pension or profit sharing or thrift plans, company contributions to medical benefit, death benefit and disability programs, and vacation and sick leave policies that cover employees of the Company. The Company does not pay for accrued sick leave time in cash and has no monetary liability for accrued sick leave time.

     (b) All employee benefit plans of the Company are, and have been, maintained and administered in compliance with applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code") and ERISA, except for such noncompliance as would not have a Material Adverse Effect.

     4.10 Taxes. The Company has filed, or caused to be filed, all federal, state and local tax returns that are required to be filed in connection with the Company. Prior to the date hereof, Tollway has been provided with true, correct and complete copies of such tax returns covering the

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last two tax years, and all documentation relating to any tax dispute or contested tax valuation. Except as set forth in Schedule 4.10 hereto, (a) the Company has paid, or made provisions for the payment of (i) all taxes payable by the Company shown due on such returns for the periods covered thereby, except such accrued and unpaid taxes for which appropriate accruals are reflected in the Financial Statements, and (ii) all deficiencies payable by the Company assessed as a result of any examination of tax returns of the Company by federal, state or local tax authorities, (b) the Company has paid all sales and use taxes payable in connection with the purchase of equipment owned by the Company and used in connection with the operation of the Company, and (c) the Company has not granted any extension of the limitations period applicable to any claim for taxes or assessments.

     4.11. Title to and Condition of Personal Property. Except with respect to property that is leased or as set forth in Schedule 4.11 hereto, the Company owns and has good and indefeasible title to the material tangible personal property and assets that are used directly and principally in the conduct of the business and operations of the Company, free and clear of all liens, mortgages, pledges and encumbrances, except for liens for taxes not yet due and payable. Such property and assets are sufficient for the conduct of the business and operations of the Company as currently conducted. None of the shareholders, directors, officers or employees of the Company is a lessor under any personal property lease used in the conduct of the business and operations of the Company.

     4.12. Personnel Data; Labor Relations. Schedule 4.12 hereto lists the names and current compensation of all persons employed by the Company directly and principally in connection with the operations of the Company. On the Closing Date, the Shareholder will provide to Tollway copies of all available personnel information with respect to such persons. Except as set forth in
Schedule 4.12 hereto, in the operation of the Company, the Company has complied with all applicable laws and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, discrimination, and the payment of Social Security or similar taxes, except for such noncompliance as would not have a Material Adverse Effect. As of the date of this Agreement, there are no unfair labor practice claims or charges pending involving the Company relating to the business and operations of the Company. As of the date of this Agreement, the Company is not a party to any collective bargaining agreement.

     4.13. Insurance. Schedule 4.14 hereto lists all of the material insurance policies currently in force respecting the Company's assets, properties, business or employees. All insurance policies listed on Schedule 4.13 are in full force and effect, and no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy.

     4.14. Licenses and Copyrights. Except as set forth in Schedule 4.14 hereto, the operations of the Company are not infringing upon or otherwise acting adversely to any copyright, trademark, trademark right, service mark, service name, trade name, patent, patent rights, license, trade secret or franchise owned by any person or persons, and as of the date hereof, there is no such claim or action pending or threatened with respect thereto. The Company has all necessary copyrights, trademarks, trade names, service marks, service names or patents necessary to conduct the business and operations of the business of the Company, except for those the absence of which would not have

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a Material Adverse Effect. A list of such copyrights, trademarks, trade names, service marks, service names and patents is set forth in Schedule 4.14 hereto.

     4.15. Compliance with Laws. Except as set forth in Schedule 4.15 hereto, to the best of Shareholder's knowledge, the operations of the Company are in compliance with all applicable laws, regulations and other requirements of all federal, state and local governmental authorities having jurisdiction over the Company (including without limitation, all applicable environmental laws, rules or regulations), except for such noncompliance as would not have a Material Adverse Effect.

     4.16. Disclosures. Neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to Tollway pursuant hereto, contains or will contain any material misstatement of fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading which is not known to Tollway.

     4.17.  The Tollway Shares.

     (a) The Shareholder is acquiring the Tollway Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof. The Shareholder is not offering or selling and will not offer or sell, in connection with any distribution of the Tollway Shares, and the Shareholder does not have a participation in any such underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

     (b) The Shareholder agrees and acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding the Tollway and its business, assets, results of operations, and financial condition as would be furnished in connection with a public sale of the Tollway Shares. The Shareholder further represents that it has had an opportunity to ask questions of and receive answers from Tollway regarding Tollway and its business, assets, results of operation, and financial condition and the terms and conditions of the issuance of the Tollway Shares.

     (c) The Shareholder agrees and acknowledges that it is able to bear the economic risk of its investment in the Tollway Shares, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Tollway Shares.

     (d) The Shareholder understands that the Tollway Shares will not have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, that the Tollway Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Tollway Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, the Shareholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations

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imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of Tollway (or a notation may be made in the appropriate records of the Polyphase) in connection with the Tollway Shares.

     (e) Legend.  It is agreed and understood by the Shareholder that the
         ------
certificates representing the Tollway Shares shall each conspicuously set forth on the fact or back thereof a legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.18.  Environmental Matters.

     (a) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to the best of Shareholder's knowledge, threatened against the Company relating in any way to any Environmental Law. The Company (A) has received no requests for information by any governmental body or regulatory authority with respect to the condition, use or operation of any of its properties or assets and (B) has received no notice from any governmental or regulatory authority or other person or entity with respect to any violation of or liability under any Environmental Law.

     (b) To the best of Shareholder's knowledge, no lien or encumbrance arising under any Environmental Law has attached to any of the properties or assets of the Company.

     (c) For purposes of this Agreement, the term "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Occupational Safety and Health Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, the Toxic Substances Control Act, and all amendments thereto, any "Superfund" or "Superlien" law, the Hazardous Materials Transportation Act, as amended, and any other Federal, state, or local statute, rule, regulation, ordinance, interpretation, order judgment, or decree, as now or at any time hereafter amended or in effect and applicable to the Company or any of its assets, regulating, relating to or imposing liabilities or standards of conduct concerning the manufacture, processing, distribution, use treatment, handling, storage, disposal, or transportation of Hazardous Substances, or air emissions, water discharges, noise emissions, or otherwise concerning the protection of the outdoor or indoor environment, or health or safety of Persons or property.

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     (d) For purposes of this Agreement, the term "Hazardous Substances" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent or other material that is or becomes listed, regulated or addressed under any Environmental Law, including without limitation, asbestos, petroleum and polychlorinated biphenyls.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF TOLLWAY

Tollway represents and warrants to the Shareholder as follows:

     5.1. Organization. Tollway is a corporation duly formed under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     5.2. Authority Relative to this Agreement. Tollway has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validity authorized by Tollway and no other proceedings on the part of Tollway are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validity executed and delivered by Tollway, enforceable against Tollway in accordance with its terms, except as such enforcement may be limited by the Enforcement Exceptions.

     5.3.  Consents and Approvals; No Violation.

     (a) There is no requirement applicable to Tollway to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or other third party as a condition to the lawful consummation by Tollway of the purchase of the Shares pursuant to this Agreement.

     (b) Neither the execution and delivery of this Agreement by Tollway nor the purchase by Tollway of the Shares pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Tollway, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, lease or other instrument or obligation to which Tollway or any of its subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) violate any order, writ, injunction or decree applicable to Tollway, or any of its assets, excluding from the foregoing clause (ii) such defaults, rights and violations which, in the aggregate, would not have a material adverse effect on the business, operations or financial condition of Tollway.

     5.4. Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to Tollway's knowledge, threatened against Tollway or any of its affiliates that would give any third party the right to enjoin, rescind or condition the transactions contemplated hereunder.

     5.5. Tollway Shares. The Tollway Shares to be issued by Tollway at the Closing have been duly authorized for issuance and, when issued and delivered by Tollway in accordance with the provisions of this Agreement, will be validity issued, fully paid and non-assessable. The issuance of the Tollway Shares under this Agreement is not subject to any preemptive or similar rights.

     5.6. Investment Intent. Tollway is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution. Tollway is not offering or selling, and will not offer or sell, in connection with any distribution of the Shares, and Tollway does not have a participation in any such underwriting or such an undertaking except in compliance with applicable federal and state securities laws.

     5.7. Disclosure of Information. Tollway acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding the Company and its business, assets, results of operations, and financial condition as would be furnished in connection with a public sale of the Shares. Tollway further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its businesses, assets, results of operation, and financial condition and the terms and conditions of the issuance of the Shares.

     5.8. Investment Experience. Tollway agrees and acknowledges that it is able to bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares.

     5.9. Restricted Securities. Tollway understands that the Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Tollway represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands to resale limitations imposed thereby and by the Securities Act.

     5.10. Legend. It is agreed and understood by Tollway that the certificates representing the Shares shall each conspicuously set forth on the fact or back thereof a legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN

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     THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES
     UNDER SAID ACT OF PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO POLYPHASE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

     6.1. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Shareholder will cause the Company to conduct the business and operations of the Company according to the ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, or as may be agreed to by the parties hereto, prior to the Closing Date, without the prior written consent of Tollway, the Company:

     (a) will not with respect to the Company enter into any contract or commitment that would bind Tollway after the Closing Date except for (i) any contract or commitment entered into in the ordinary course of business or as contemplated herein which contract or commitment shall in no event involve a monetary obligation in excess of $20,000 per annum individually;

     (b) will not with respect to the Company sell, assign, transfer or otherwise dispose of any assets of the Company, except for sales, assignments, transfers or other dispositions not exceeding $5,000 in the aggregate;

     (c) will not with respect to the Company create or assume any mortgage, pledge, lien or other encumbrance with respect to their material assets or properties, whether now owned or hereafter acquired;

     (d) will not with respect to the Company change the compensation payable, or to become payable, to the employees of the Company, except as disclosed in Schedule 6.1(d) hereto;

     (e) except as described in Schedule 6.1(e) hereto, will not with respect to the Company change in any material respect their billing, collection and marketing practices;

     6.2.  Access to Information.

     (a) Between the date of this Agreement and the Closing Date, the Shareholder will cause the Company to (i) give Tollway and its authorized representatives reasonable access during normal business hours on reasonable advance notice to all books, records, offices and other facilities and properties with respect to the Company, (ii) permit Tollway to make such inspections thereof as

Tollway may reasonably request, and (iii) cause its officers or other appropriate officials to furnish Tollway with reasonable financial and operating data and other information regarding the Company including Financial Statements relating to the Company as prepared in the ordinary course of business reasonably promptly after the same become available, and the Shareholder will cause the Company to furnish Tollway with such other reasonable financial and operating data regarding the Company, as Tollway may from time to time reasonably request.

     (b) Not later than ten (10) days prior to the Closing Date, the Shareholder shall provide Tollway with amended Schedules setting forth any items arising or occurring between the date hereof and the date of delivery of the amended Schedules that would have been disclosed on the Schedules if in existence on the date hereof. Any investigation made by Tollway shall be conducted in such a manner as not to interfere unreasonably with the operation of the Company.

     6.3.  Confidentiality.



     (a) Tollway (i) will hold and will use its best efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold in strict confidence all information (other than such information as may be publicly available) furnished to Tollway in connection with the transactions contemplated by this Agreement as well as all information concerning the Company contained in any analyses, compilations, studies or other documents prepared by or on behalf of Tollway (collectively, the "Information"), and (ii) will not, without the prior written consent of the Company or pursuant to Section 10.13 hereof, release or disclose any Information to any other person, except to Tollway's shareholders, officers, directors, employees, prospective lenders and prospective investors, accountants, representatives, agents, consultants and advisors who need to know the Information in connection with the consummation of the transactions contemplated by this Agreement, who are informed by Tollway of the confidential nature of the Information and who agree to be bound by the terms and conditions of this
Section 6.3.

     (b) In the event that Tollway or any person to whom Tollway transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Tollway will provide the Shareholder with prompt notice so that the Shareholder may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Tollway will furnish only that portion of the Information which Tollway is legally required to disclose.

     (c) If the transactions contemplated by this Agreement are not consummated, Tollway shall promptly deliver to the Shareholder upon the Shareholder's request the Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of Tollway or any person to whom Tollway had transmitted the Information.

     6.4.  Consents and Affirmations.

     (a) The Shareholder shall obtain prior to the Closing Date all consents and approvals required for the consummation by the Shareholder of the transactions contemplated by this Agreement as set forth in Schedule 4.5 hereto.

     (b) Tollway agrees to cooperate fully with the Shareholder in obtaining any necessary consents. Tollway agrees that it will accept and honor any reasonable conditions or changes imposed or requested by contracting parities from whom consents are required, in any such governing documentation, provided that such conditions or changes do not have a Material Adverse Effect, as reasonably determined by Tollway.

     (c) Tollway and the Shareholder shall not take any intentional action or steps that would prejudice or jeopardize the obtaining of any necessary consent to the transactions contemplated by this Agreement.

     6.5. Consummation of Agreement. The Shareholder and Tollway shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement and will each use their respective reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated.

     6.6. No Liens, Etc. On the Closing Date, the Shares shall be free and clear of all liens, liabilities, claims, encumbrances, mortgages and security interests.

     6.7. No Solicitation, Etc. The Shareholder shall not directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into (or authorize) any agreement or agreements in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or a substantial part of the Shares or the assets of the Company, whether by merger, purchase or otherwise.


                                  ARTICLE VII
                               CLOSING CONDITIONS

     7.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date (subject to Article IX hereof) of the condition that neither the Shareholder nor Tollway shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

     7.2. Conditions to the Obligation of the Shareholder to Effect the Transactions Contemplated Hereby. The obligation of the Shareholder to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date (subject to Article IX hereof) of the following conditions, any one or more of which may be waived in writing by the
Shareholder:

     (a) Tollway shall have performed and complied with all agreements, covenants and undertakings contained in this Agreement required to be performed and complied with by Tollway at or prior to the Closing Date. All representations and warranties of Tollway set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of such Closing Date.

The Shareholder shall have received a certificate to that effect signed on behalf of Tollway by its President or Vice President or other authorized person, which certificate shall be given by such officer after due inquiry but without personal liability.

     (b) All documents required to have been delivered by Tollway to the Shareholder at or prior to the Closing, pursuant to Section 3.3 shall have been delivered.

     7.3. Conditions to the Obligations of Tollway to Effect the Transactions Contemplated Hereby. The obligations of Tollway to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date (subject to Article IX hereof) of the following conditions, any one or more of which may be waived in writing by Tollway:

     (a) The Shareholder shall have performed and complied with all agreements, covenants and undertakings contained in this Agreement required to be performed and complied with by the Shareholder at or prior to the Closing Date. All representations and warranties of the Shareholder set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of such Closing Date. Tollway shall receive a certificate to that effect signed by the Shareholder.

     (b) All documents required to have been delivered by the Shareholder to Tollway at or prior to the Closing, pursuant to Section 3.2, shall have been delivered.


                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     8.1. Survival of Representation. Other than as provided in Section 8.2, the representations, warranties, covenants and agreements made by any party in this Agreement or in documents and instruments delivered pursuant here to shall not survive the Closing, and all Claims made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitation set forth in Section 8.2.

     8.2.  The Shareholder's Agreement to Indemnify.

     (a) Indemnification. Subject to the limitations, conditions and provisions set forth herein, the Shareholder agrees to indemnify, defend and hold harmless Tollway (including Tollway's shareholders, officers, employees, agents and affiliates) (collectively, "Tollway's Indemnities") from and against any and all demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, asserted against or incurred by Tollway's indemnities resulting from (i) a breach of any covenant, agreement, representation or warranty of the Shareholder to Tollway contained in this Agreement or any other document or instrument delivered pursuant hereto and
(ii) liabilities to parties not affiliated with Tollway relating to the operations of the Company prior to the Closing Date that have not been disclosed to Tollway in this Agreement or the Schedule hereto (collectively, "Tollway's Damages").

     (b) Limitation of Liability. The Shareholder's obligation to indemnify against any Polyphase's Damages shall be subject to all of the following limitations:

          (i) Tollway's Indemnities shall be entitled to indemnify with respect to claims based on Section 8.2(a) only for those Tollway's Damages as to which Tollway shall give the Shareholder written notice thereof. Any written notice delivered by Tollway to the Shareholder pursuant to this subparagraph (i) shall set forth with specificity the basis of the claim for Tollway's Damages and a reasonable estimate of the amount thereof.

          (ii) All Tollway's Damages shall be computed net of any insurance coverage received by Tollway with respect thereto that would otherwise be sustained.

     (c) Conditions of Indemnification. The obligations and liabilities of the Shareholder under Section 8.2(a) hereof with respect to claims for Tollway's Damages ("Tollway's Claims") shall be subject to the following terms and conditions:

          (i) Tollway will give the Shareholder notice of any Tollway's Claim within thirty (30) days after receiving notice, or becoming aware, thereof.

          (ii) After the Shareholder receives notice of a Tollway's Claim that relates to an assertion of liability by a third party other than Tollway or related to Tollway, the Shareholder shall have the right to defend any such claim and to control negotiations toward resolution of such claim, and, if litigation ensues, to defend the same with counsel chosen by the Shareholder, at the Shareholder's expense, and Tollway shall extend its full cooperation in connection with such defense. In the event that within ten (10) days after notice of any such Tollway's claim, Tollway will (upon further notice to the Shareholder) have the right (but not the obligation) to undertake the defense, compromise or settlement of such Tollway's Claim for the account of Tollway, subject to the right of the Shareholder to assume the defense of such Tollway's Claim at any time prior to final settlement, compromise or determination thereof.

                                   ARTICLE IX
                          TERMINATION AND ABANDONMENT


     9.1.  Termination.  This Agreement may be terminated:

     (a) at any time by mutual consent in writing of the Shareholder and Tollway;

     (b) by either party is such party is not in default hereunder and the Closing hereunder has not taken place on or before _________________;

     (c) by the Shareholder if all the conditions in Sections 7.1 and Section
7.2 have not been satisfied or waived by the date scheduled for the Closing pursuant to Section 3.1; and

     (d) by Tollway if all the conditions set forth in Sections 7.1 and 7.3 have not been satisfied or waived by the date scheduled for the Closing pursuant to
Section 3.1.



     9.2.  Procedure and Effect of Termination.

     (a) In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby any or all of the parties pursuant to
Section 9.1, prompt written notice thereof shall be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

         (i) None of the parties hereto nor any of their partners, directors, officers, shareholders, employers, agents, or affiliates shall have any liability or further obligation to the other party or any of its partners, directors, officers, shareholders, employers, agents, or affiliates pursuant to this Agreement with respect to which termination has occurred, except as otherwise provided with respect to the parties hereto in Sections 6.3(c), 9.2(b), 10.1 and 10.2 hereof, and

         (ii) All filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other person to which made.

     (b) Notwithstanding anything to the contrary contained in this Agreement, if the Shareholder or Tollway is in breach of their respective obligations under this Agreement to close the transactions contemplated hereby, then and in that event, as appropriate, the non-breaching party shall have the right to seek all remedies available to it as provided hereunder or at law or equity, including the remedy of specific performance.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1. Commissions. The Shareholder, on the one hand, and Tollway, on the other hand, each represent and warrant to the other that, no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation.

     10.2. Expenses. Regardless of whether the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

     10.3. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale contemplated by this Agreement. From time to time after the Closing Date, without further consideration, the Shareholder will, at his expense, execute and deliver, or cause to be executed and delivered, such documents to Tollway as Tollway may reasonably request in order to more effectively vest in Tollway good title to the Shares and to evidence the representations and warranties of the Shareholder. From time to time after the Closing Date, without further consideration, Tollway will, at Tollway's expense, execute and deliver such documents to the Shareholder as it may reasonably request in order more effectively to consummate the sale of the Shares pursuant to this Agreement.

     10.4. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Shareholder and Tollway.

     10.5. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.5.

     10.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

     (a)    If to Tollway Properties, Inc., to:


            Copy to:


     (b)    If to Polyphase:


            Polyphase Corporation
            16885 Dallas Parkway
            Suite 400
            Dallas, Texas 75248
            Attention: Mr. Paul Tanner
            Facsimile: (214) 490-6808


            Copy to:


            Jenkens & Gilchrist, a Professional Corporation
            1445 Ross Avenue, Suite 3200
            Dallas, Texas 75202
            Attention: Ronald J. Frappier, Esq.
            Facsimile: (214) 855-4300


     10.7. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

     10.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     10.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10.11. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all information previously furnished to Polyphase and all prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement.

     10.12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     10.13. Press Releases. No press releases or other public announcements concerning this Agreement or the transactions contemplated hereby shall be made by any party hereto without the prior written consent of the other party unless the first such party is legally compelled to do so, and then only after prior written notice to and consultation with such other party.

     IN WITNESS WHEREOF, the Shareholder and Tollway have caused this Stock Exchange Agreement to be signed by their respective duly authorized officers as of the date first written above.



                                    POLYPHASE:

                                    POLYPHASE CORPORATION



                                    By:
                                        --------------------------

                                    Name:
                                         -------------------------

                                    Title:
                                          ------------------------


                                    TOLLWAY PROPERTIES, INC.:


                                    By:
                                        --------------------------

                                    Name:
                                         -------------------------

                                    Title:
                                          ------------------------

                                  SCHEDULE 4.1



   Organization and Qualification of Dallas Parkway Properties, Incorporated


    ------------------------------------------------------------------------




     Dallas Parkway Properties, Incorporated is a Texas Corporation qualified to do business in the State of Texas.

                                  SCHEDULE 4.4


                             Capital Stock Schedule

    ------------------------------------------------------------------------


                                                               Common Stock
Name                            Number of Shares           Ownership Percentage
----                            ----------------           --------------------

Polyphase Corporation           1,000 shares                        100%

                                  SCHEDULE 4.5


                             Consents and Approvals

    ------------------------------------------------------------------------

                                     None.

                                  SCHEDULE 4.6

                      Absence of Certain Changes or Events

    ------------------------------------------------------------------------

                                      None

                                  SCHEDULE 4.7

                              Certain Arrangements


    ------------------------------------------------------------------------


    Tenant                                  Location
    ------                                  --------


    A.
    --


    Consolidated Telecom, Inc.              201


    Polyphase Corporation                   400


    Schrader & Kline                        410


    Albert B. Greco, Jr.                    301
    Attorney at Law


    Modern Xerographics                     200



    B.   None.
    --

                                  SCHEDULE 4.8


                                   Litigation

   --------------------------------------------------------------------------

                                     None.

                                  SCHEDULE 4.9

                         Employee Benefit Plans; ERISA

   --------------------------------------------------------------------------

                                     None.

                                 SCHEDULE 4.10

                                     Taxes

   --------------------------------------------------------------------------

                                     None.

                                 SCHEDULE 4.11

                  Title to and Condition of Personal Property

   -------------------------------------------------------------------------

                                     None.

                                 SCHEDULE 4.12

                        Personnel Data; Labor Relations

   --------------------------------------------------------------------------

                                     None.

                                 SCHEDULE 4.13

                                   Insurance

   --------------------------------------------------------------------------

   Trinity Universal                     Commercial Property Coverage


   Trinity Universal                     General Liability Coverage

                                 SCHEDULE 4.14


                             License and Copyrights

   --------------------------------------------------------------------------

                                     None.

                                 SCHEDULE 4.15

                              Compliance with Laws

   --------------------------------------------------------------------------

                                     None.

                                 SCHEDULE 4.18

                             Environmental Matters

   --------------------------------------------------------------------------

                                     None.